UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016
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Libbey Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (419) 325-2100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 5, 2016, Sherry Buck, Vice President and Chief Financial Officer of Libbey Inc. (the Company), informed the Company that she is resigning to pursue another professional opportunity. Her resignation will be effective December 31, 2016.
While the Company’s search for a permanent CFO is ongoing, the Company has appointed Veronica (Ronni) L. Smith, 52, as Interim Chief Financial Officer, effective January 1, 2017. Ms. Smith is currently the Company’s Vice President, Corporate Controller and Assistant Treasurer. She will continue to serve in this role while assuming the responsibilities of the Company’s Chief Financial Officer on an interim basis.
Ms. Smith has thirty years of financial experience in roles of increasing responsibility. Since joining Libbey in May 2006 as Assistant Corporate Controller, Ms. Smith has served as Director of Accounting and, since 2012, Vice President and Corporate Controller. Prior to joining Libbey, Ms. Smith was an accounting supervisor at Ford Motor Company. She began her career as a Senior Auditor at Arthur Andersen in 1986.
There are no family relationships between Ms. Smith and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Smith has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with her appointment as Interim Chief Financial Officer, Ms. Smith and the Company entered into a retention letter agreement (the “Agreement”). Under the terms of the Agreement, the Company will pay Ms. Smith a retention bonus in the gross amount of $225,000. The Company will pay Ms. Smith the retention bonus in three (3) equal installments of $75,000, with one (1) installment being payable upon the occurrence of each of the following triggering events:

1.	The date that is five (5) days after the successful filing with the U.S. Securities and Exchange Commission of Libbey’s Annual Report on Form 10-K for the 2016 fiscal year;

2.	The date that is five (5) days after the first date of employment of Ms. Buck’s successor;

3.	The date that is 60 days after the first date of employment of Ms. Buck’s successor.

Ms. Smith’s eligibility for each retention bonus installment is conditioned upon her continued employment with the Company and satisfactory performance of her job duties. If Ms. Smith’s employment terminates before the occurrence of any of the events listed above (other than a termination by the Company without Cause), Ms. Smith will be ineligible for any future retention bonus installments and must repay all retention bonus installments already received pursuant to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

Libbey Inc. Registrant
Date: December 8, 2016	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Vice President, General Counsel & Secretary